As filed with the Securities and Exchange Commission on April 8, 1997
                                                      Registration No. 333-22713

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                      ------------------------------------

                         POST-EFFECTIVE AMENDMENT NO. 1

                                       TO

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                      ------------------------------------

                                ENTERACTIVE, INC.
             (Exact name of Registrant as specified in its charter)

                                    Delaware
                         (State or other jurisdiction of
                         Incorporation or organization)

                                   22-3272662
                                (I.R.S. Employer
                             Identification Number)
                        110 West 40th Street, Suite 2100
                            New York, New York 10018
                                 (212) 221-6559
                      ------------------------------------

                   (Address, including zip code, and telephone
                  number, including area code, of Registrant's
                          principal executive offices)

                                Mr. Andrew Gyenes
                                Enteractive, Inc.
                        110 West 40th Street, Suite 2100
                            New York, New York 10018
                                 (212) 221-6559
      (Name, address and telephone number of agent for service of process)

                      ------------------------------------

                                   Copies to:

                              Steven Wolosky, Esq.
                          Kenneth A. Schlesinger, Esq.
                     Olshan Grundman Frome & Rosenzweig LLP
                                 505 Park Avenue
                            New York, New York 10022
                                 (212) 753-7200

                      ------------------------------------

         Approximate date of commencement of proposed sale to the public as soon as practicable after this Registration Statement becomes effective.

                      ------------------------------------

         If this Form is filed to register additional securities of an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |X| Reg. No. 333-22713

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration Statement number of the earlier effective registration statement for the same offering. |_|

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. |X|

         The  Prospectus  contained  within  this  Registration  Statement  also relates to securities which were registered pursuant to (i) Form SB-2 Registration Statement (Registration No. 33-83694), (ii) Form SB-2 Registration Statement (Registration No. 33-86966), and (iii) Form SB-2 Registration Statement (Registration No. 333-2244).

                      ------------------------------------

                         CALCULATION OF REGISTRATION FEE
===========================================================================================================================
                                                                                            Proposed
                                                                          Proposed          Maximum
                Title of Each Class                                       Maximum          Aggregate
                   of Securities                      Amount To Be     Offering Price       Offering         Amount of
                 To Be Registered                      Registered       Per Security        Price(1)     Registration Fee
---------------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value                            650,204              $2.375(1)     $1,544,235          $467.95
---------------------------------------------------------------------------------------------------------------------------
Common Stock Purchase Warrants                           75,000               --                   --             --
---------------------------------------------------------------------------------------------------------------------------

===========================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee based upon the average of the high and low price of the Common Stock on the Nasdaq Stock Market on April 3, 1997.
(2) This Registration Fee was previously paid in connection with the filing of Registration No. 333-2244. The Company also paid a Registration Fee of $2,788.33 when it filed Registration No. 333-2244 in connection with the issuance of 2,021,468 shares of Common Stock issuable upon the exercise of Common Stock Purchase Warrants and the resale of 210,000 shares of Common Stock issuable upon the exercise of an option. In addition, with respect to (i) Registration No. 33-83694, a Registration Fee of $4,054.82 was previously paid in connection with the issuance of
         (a) 2,300,000 shares of Common Stock issuable upon the exercise of publicly-traded Common Stock Purchase Warrants (the "Common Stock Purchase Warrants") and (b) 200,000 warrants and the resale of 540,000 shares of Common Stock issuable upon exercise of privately-held warrants or options; (ii) Registration No. 33-86966, a Registration Fee of $1,258.62 was previously paid in connection with the issuance of 800,000 shares of Common Stock issuable upon the exercise of Common Stock Purchase Warrants; and (iii) Registration No. 333-22713, a Registration Fee of $9,931.56 was previously paid in connection with the resale of Common Stock or Warrants.

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a) may determine.

                                EXPLANATORY NOTE

         This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The contents of the Registration Statement on Form S-3 (Reg. No. 333-22713) filed by Enteractive, Inc. (the "Company") with the Securities and Exchange Commission in March 1997, as amended, which was declared effective March 18, 1997 are incorporated herein by reference. This post-effective amendment is being filed to include shares and warrants which had been previously registered in Reg. No. 333-22713 and Reg. No. 333-2244 but were not accurately reflected in the Seller Shareholder tables.

Information   contained  herein  is  subject  to  completion  or  amendment.   A
registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                   SUBJECT TO COMPLETION, DATED APRIL 8, 1997

PRELIMINARY PROSPECTUS

                        17,642,373 Shares of Common Stock
                               4,475,000 Warrants

                                ENTERACTIVE, INC.

                          Common Stock ($.01 par value)


     This Prospectus relates to the reoffer and resale by certain selling shareholders (the "Selling Shareholders" or "Selling Securityholders") of an aggregate of 12,520,905 shares (the "Selling Shareholder Shares") of the Common Stock, $.01 par value per share (the "Common Stock"), of Enteractive, Inc., a Delaware corporation (the "Company") of which (i) 682,000 shares of Common Stock (the "Option Shares") are issuable upon exercise of certain options (the "Options") which were granted by the Company in connection with consulting services; (ii) 340,000 shares of Common Stock (the "1994 Warrant Shares") are issuable by the Company upon exercise of certain warrants (the "January 1994 Warrants") which were issued in connection with a private placement in January 1994; (iii) 200,000 shares of Common Stock (the "Purchase Option Shares") are issuable by the Company upon the exercise of certain unit purchase options (the "Purchase Options") previously issued by the Company to GKN Securities Corp., or its designees, the underwriter of the Company's Initial Public Offering (the "Underwriter"); (iv) 200,000 shares of Common Stock (the "Purchase Option Warrant Shares") are issuable to the Underwriter upon exercise of the Purchase Option Warrants (hereinafter defined), which Purchase Option Warrants are issuable upon exercise of the Purchase Options; (v) 4,200,000 shares of Common Stock (the "Conversion Shares") are issuable by the Company upon conversion of certain shares of Class A Convertible Preferred Stock (the "Convertible Preferred Stock") which were issued by the Company to holders (the "Preferred Stockholders") in connection with the Company's December 1996 Private Placement (the "1996 Private Placement"); (vi) 4,200,000 shares of Common Stock (the "1996 Warrant Shares") are issuable by the Company upon exercise of certain warrants (the "1996 Warrants") granted by the Company to the Preferred Stockholders in connection with the 1996 Private Placement; (vii) 210,000 shares of Common Stock (the "Secondary Offering Option Shares") are issuable by the Company upon the exercise of the Underwriter's Common Stock Purchase Option (the "Secondary Option") granted to the Underwriter, or its designees, in connection with the Company's secondary public offering consummated in May 1996 ("Secondary Offering") (viii) 953,237 shares of Common Stock (the "Secondary Shares") which were previously issued by the Company to certain employees or former officers and employees of the Company who in turn sold such Secondary Shares to certain of the Selling Shareholders and (ix) 885,464 shares of Common Stock (the "Employee Shares") issued to certain employees or former employees of either the Company, predecessors of the Company, or Lyriq International Corp. ("Lyriq");
(x) 650,204 shares of Common Stock ("Private Placement Shares") issued to certain investors in connection with a bridge financing consummated in January 1996 (the "Bridge Financing"); (xi) 200,000 warrants (the "Purchase Option
Warrants") which are issuable to the Underwriter by the Company upon the exercise of the Purchase Options; (xii) 4,200,000 1996 Warrants which were granted to the Preferred Stockholders in connection with the 1996 Private Placement and (xiii) 75,000 Common Stock Purchase Warrants (as hereinafter defined) issued in connection with the Bridge Financing. This Prospectus also relates to 5,121,468 shares of Common Stock (the "Common Stock Warrant Shares") which are issuable by the Company upon the exercise of publicly-traded warrants (the "Common Stock Purchase Warrants"). The Selling Shareholder Shares and the Common Stock Warrant Shares are sometimes collectively referred to herein as the "Shares". See "Principal and Selling Stockholders," "Plan of Distribution" and "Description of Securities."

     The Option Shares, the 1994 Warrant Shares, the Common Stock Warrant Shares, the Purchase Option Shares, the Purchase Option Warrant Shares, the Conversion Shares, the 1996 Warrant Shares, and the Secondary Offering Option Shares will be issued if, as and when the Options, the January 1994 Warrants, the Common Stock Purchase Warrants, the Purchase Options, the Purchase Option Warrants, the Convertible Preferred Stock, the 1996 Warrants and the Secondary Option (which such Option Shares, 1994 Warrant Shares, Common Stock Warrant Shares, Purchase Option Shares, Purchase Option Warrant Shares, Conversion Shares, 1996 Warrant Shares and Secondary

Offering Option Shares underlie, respectively), are exercised or converted, as the case may be, by the holders thereof. The Company will receive the proceeds from the exercise of the Options, the January 1994 Warrants, the Common Stock Purchase Warrants, the Purchase Options, the Purchase Option Warrants, the 1996 Warrants and the Secondary Offering Options, the net proceeds of which will amount to $42,786,672 if all options, January 1994 Warrants, Common Stock Purchase Warrants, Purchase Options, Purchase Option Warrants, 1996 Warrants, and Secondary Options are exercised, after deducting the estimated expenses of this offering. The Company will not receive any proceeds from the resale of the Selling Shareholder Shares, the Purchase Option Warrants, Common Stock Purchase Warrants or the 1996 Warrants by the Selling Shareholders or upon the conversion of the Convertible Preferred Stock.

     The Company's Common Stock is publicly traded on the Nasdaq Stock Market ("Nasdaq") under the symbol ("ENTR") and on the Boston Stock Exchange under the symbol ("ENT"). On April 3, 1997, the last sales price of the Common Stock on Nasdaq was $2.375.

--------------------------------------------------------------------------------


      AN INVESTMENT IN THE SECURITIES OFFERED HEREBY INVOLVES A HIGH DEGREE
OF RISK AND SHOULD ONLY BE MADE BY INVESTORS WHO CAN AFFORD THE RISK OF LOSS OF THEIR ENTIRE INVESTMENT. SEE "RISK FACTORS" AND "DILUTION" ON PAGES 7 AND 15 OF
                                THIS PROSPECTUS.

--------------------------------------------------------------------------------


  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION
   OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

--------------------------------------------------------------------------------


         This offering is self-underwritten; neither the Company nor any Selling Shareholder has employed an underwriter for the issuance of the Common Stock Warrant Shares or the resale of any of the Selling Shareholder Shares, Purchase Option Warrants, Common Stock Purchase Warrants or the 1996 Warrants. The Company will bear all expenses of this Offering other than discounts, concessions or commissions on the resale of the Selling Shareholder Shares Common Stock Purchase Warrants Purchase Option Warrants or the 1996 Warrants.

         The Selling Shareholders have advised the Company that the resale of their Selling Shareholder Shares or Common Stock Purchase Warrants may be effected from time to time in one or more transactions in the over-the-counter market or the Boston Stock Exchange, in negotiated transactions or otherwise at market prices prevailing at the time of the sale or at prices otherwise negotiated. The Selling Shareholders may effect such transactions by selling the Selling Shareholder Shares to or through broker-dealers who may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholders and/or the purchasers of the Selling Shareholder Shares for whom such broker-dealers may act as agent or to whom they sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). Any broker-dealer acquiring the Selling Shareholder Shares from the Selling Shareholders may sell such securities in its normal market making activities, through other brokers on a principal or agency basis, in negotiated transactions, to its customers or through a combination of such methods. Upon the exercise of the Purchase Options, the Purchase Warrants will be publicly traded along with the Common Stock Purchase Warrants and may be acquired in the same manner as the Selling Shareholder Shares. To date, the 1996 Warrants are not publicly-traded. See "Plan of Distribution."

--------------------------------------------------------------------------------

                 The date of this Prospectus is April   , 1997

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents, filed by the Company with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act") are incorporated in this Prospectus by reference:

                  (a) The Company's Annual Report on Form 10-KSB for the fiscal year ended May 31, 1996.

                  (b) The Company's Quarterly Reports on Form 10-QSB for the fiscal quarters ended August 31, 1996 and November 30, 1996.

                  (c) The Company's Current Report on Form 8-K dated December 19, 1996.

                  (d) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed with the Commission on September 28, 1994.

         All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of this Offering of the Shares of Common Stock or the Purchase Option Warrants offered hereby shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         The Company will provide without charge to each person to whom this Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated herein by reference (other than exhibits to such documents which are not specifically incorporated by reference in such documents). Written requests for such copies should be directed to Mr. Kenneth Gruber, Chief Financial Officer, 110 West 40th Street, Suite 2100, New York, New York 10018, telephone number (212) 221-6559.

         The Company intends to furnish its shareholders with annual reports containing financial statements audited and reported upon by its independent accounting firm, quarterly reports containing unaudited interim financial information and such other periodic reports as the Company may determine to be appropriate or as may be required by law.

         This Prospectus includes references to trademarks of entities other than the Company which have reserved all rights with respect to their respective trademarks.

                                     SUMMARY

         The following summary is qualified in its entirety by reference to, and should be read in conjunction with, the more detailed information and the consolidated financial statements (including the notes thereto) appearing elsewhere in this Prospectus or incorporated herein by reference. Each prospective investor is urged to read this Prospectus in its entirety. There are currently 6,720 shares of Convertible Preferred Stock issued and outstanding. The holders of the Convertible Preferred Stock have the right, at the holder's option, at any time after April 30, 1998, or from time to time thereafter, to convert each share of Convertible Preferred Stock into such whole number of shares of Common Stock equal to the aggregate stated value ($1,250) of the Convertible Preferred Stock to be converted divided by the lesser of (i) $2.00 or (ii) 50% of the average closing sale price for the Common Stock for the last ten trading days in the fiscal quarter of the Company prior to such conversion. All information herein assumes that the stated value of the Convertible Preferred Stock will be divided by $2.00 and accordingly, this Prospectus has been prepared on the basis that 4,200,000 shares of Common Stock may be issued upon the conversion of the Convertible Preferred Stock. See "Description of Securities--Convertible Preferred Stock" for a further description of the Convertible Preferred Stock.



                                   The Company

         Enteractive, Inc., a Delaware corporation (the "Company"), headquartered in New York, New York, provides internet services to companies seeking to establish or expand their internet or intranet presence and publishes multimedia titles to the home. Its address is 110 West 40th Street, Suite 2100, New York, New York 10018 and its telephone number is (212) 221-6559. Its Worldwide Web site address is http://www.enteractive.com.

RECENT DEVELOPMENTS

         On December 4, 1996, the Company entered into an agreement (the "Enteractive Affiliates Agreement") with USWeb Corporation ("USWeb") pursuant to which the Company has agreed to become a franchisee of USWeb and a member of USWeb's network of independent affiliates (the "USWeb Network"). Under the Affiliates Agreement, the Company paid $625,000 for the right to operate USWeb affiliate offices in certain localities as provided below. USWeb is a new venture which has raised $17 million to date, including $13 million from Softbank, which owns Comdex and Ziff-Davis Publishing, to provide service to corporations establishing a presence on the World Wide Web. USWeb is seeking to capitalize on the service opportunities presented by the increasing use of the Internet and intranets as commercial tools. The Company has formed a subsidiary, Enteractive Network Solutions Inc. doing business as USWeb Cornerstone, which is intended to provide a full range of Internet and Intranet-based business solutions, including Website design, hosting and management, design and implementation of database and e-commerce solutions, educational programs and Web-related strategic consulting and marketing.

         USWeb is required to obtain regulatory approval under applicable franchise laws with respect to the Enteractive Affiliates Agreement and the activities contemplated thereby. Over the next six months, Enteractive intends to establish a USWeb Affiliate office in New York and, subject to regulatory approval, has been granted exclusive rights to develop new USWeb Affiliate offices in Long Island (Nassau-Suffolk County), Philadelphia, Baltimore, Stamford, CT, and Bergen County and Newark, N.J. The exclusive rights granted to the Company are subject to certain minimum performance standards set forth in the Enteractive Affiliates Agreement. If the Company is unable to meet these minimum performance standards, its exclusive rights may be terminated and it may be liable for monetary payment. The Company retains the right to rescind, without penalty, if the final form of the Enteractive Affiliates Agreement contains any material variation less advantageous to the Company.

         On December 12, 1996, the Company received approximately $7,872,000 in net proceeds from the consummation of the 1996 Private Placement whereby the Company issued the Convertible Preferred Stock and granted the 1996 Warrants.

         In January 1997, as a result of agreements among the Company, certain former employees and the Underwriter, the Company repaid $475,800 of its long term debt plus related accrued interest.

                                  The Offering



Securities Offered by the Company       5,121,468 Common Stock Warrant Shares.

Securities Offered for resale
by the Selling Shareholders..........   682,000  Option  Shares;   340,000  1994
                                        Warrant Shares;  200,000 Purchase Option
                                        Shares;  200,000 Purchase Option Warrant
                                        Shares;   4,200,000  Conversion  Shares;
                                        4,200,000 1996 Warrant  Shares,  210,000
                                        Secondary    Offering   Option   Shares,
                                        953,237   Secondary   Shares,    650,204
                                        Private   Placement   Shares,    885,464
                                        Employee    Shares,    4,200,000    1996
                                        Warrants,  75,000 Common Stock  Purchase
                                        Warrants  and  200,000  Purchase  Option
                                        Warrants.

Common Stock Outstanding.............   7,679,4411 shares of Common Stock before
                                        the exercise or conversion,  as the case
                                        may be,  of the  Options,  January  1994
                                        Warrants,    Common    Stock    Purchase
                                        Warrants,   Purchase  Options,  Purchase
                                        Option Warrants,  Convertible  Preferred
                                        Stock,   1996   Warrants  and  Secondary
                                        Options, and 22,832,909 shares of Common
                                        Stock    assuming    the   exercise   or
                                        conversion,  as the case may be,  of the
                                        Options,  January 1994 Warrants,  Common
                                        Stock   Purchase   Warrants,    Purchase
                                        Options,   Purchase   Option   Warrants,
                                        Convertible    Preferred   Stock,   1996
                                        Warrants and Secondary Options.

Symbol...............................   Common Stock: ENTR
 .....................................   Common Stock Purchase Warrants: ENTRW

Boston Stock Exchange Symbol.........   Common Stock: ENT
 .....................................   Common Stock Purchase Warrants: ENTW
--------
         1 Does not include (i) 1,500,000 shares of Common Stock reserved for issuance upon exercise of stock options which may be granted under the Company's 1994 Incentive and Non-Qualified Stock Option Plan ("1994 Plan"), of which options to purchase 1,108,310 shares of Common Stock have been granted; (ii) 1,000,000 shares of Common Stock reserved for issuance upon exercise of stock options which may be granted under the Company's 1994 Consultant Stock Option Plan ("Consultant Plan"), of which options to purchase 333,330 shares of Common Stock have been granted; (iii) 150,000 shares of Common Stock reserved for issuance under the Company's 1995 Directors Stock Option Plan ("Directors Plan"), of which options to purchase 45,000 shares of Common Stock have been granted; (iv) 682,000 shares of Common Stock reserved for issuance upon exercise of certain other outstanding non-qualified stock options; (v) 340,000 shares of Common Stock reserved for issuance upon exercise of the January 1994 Warrants;
(vi) 5,121,468 shares of Common Stock reserved for issuance upon the exercise of the Common Stock Purchase Warrants; (vii) 200,000 shares of Common Stock reserved for issuance upon the exercise of the Purchase Option; (viii) 200,000 shares of Common Stock reserved for issuance upon exercise of the Purchase Warrants; and (ix) 210,000 shares of Common Stock reserved for issuance upon the exercise of the Secondary Option; (x) 4,200,000 shares of Common Stock issuable upon conversion of the Convertible Preferred Stock; and (xi) 4,200,000 shares of Common Stock issuable upon exercise of the 1996 Warrants.

                                 USE OF PROCEEDS

         The Company could receive up to $20,485,872 in proceeds from the exercise of the Common Stock Purchase Warrants. The Company must use any of the proceeds it receives from the exercise of the Common Stock Purchase Warrants for the redemption of the Convertible Preferred Stock at a redemption price equal to
1.1 multiplied by the Stated Value ($1,250). The Company will not receive any proceeds from the resale of the Selling Stockholder Shares offered by the Selling Shareholders hereby or for the conversion of the Convertible Preferred Stock . However, the Company will receive the proceeds from the exercise of each of Options, January 1994 Warrants, Purchase Options, Purchase Option Warrants, 1996 Warrants and Secondary Options. The net proceeds of which will amount to $22,300,800 if all such securities are exercised, after deducting the estimated expenses of this offering. The balance of any proceeds received from the exercise of the Common Stock Purchase Warrants, or any other proceeds received by the Company in the Offering, will be used for expanding the Company's internet services business and title publishing.

                                  RISK FACTORS

         The   securities   offered  hereby  involve  a  high  degree  of  risk.
Prospective investors should carefully consider the following risk factors, as well as information contained elsewhere in this Prospectus.

GENERAL RISKS AND RISKS RELATED TO CURRENT FINANCIAL CONDITION

         History of Losses; Change in Strategy; Continuing Net Losses; Accumulated Deficit. The Company has incurred significant losses. At the end of 1994, the Company shifted its focus from being primarily a provider of product development services for others to being a developer and publisher of titles in which the Company maintains a significant ownership interest and, in many cases, distribution rights. However, the Company continues to incur significant losses. For the six months ended November 30, 1996 and the year ended May 31, 1996, the Company had net losses of $3,503,400 and $10,404,700, respectively. The Company had an accumulated deficit of $18,222,200 as of November 30, 1996. In July 1996, the Company announced a restructuring whereby certain members of its management resigned and certain fixed costs were reduced as a result of the Company's decision to focus its efforts on recreation and entertainment products. Subsequently, the Company decided to capitalize on its expertise in on-line and internet development to provide on-line and internet web-site development and network solutions for corporations. Nevertheless, the Company expects that losses will increase and continue until such time, if ever, as the Company can profitably develop, produce and distribute a successful line of interactive multimedia titles or profitably deliver network solutions, services and products.

         Dependence on Management; Need to Attract Additional Personnel. The Company is dependent upon the business and technical expertise of its executive and creative personnel. In particular, the loss of the services of Andrew Gyenes, the Chairman of the Board and Chief Executive Officer, could have a material adverse effect upon the Company. The Company has an employment agreement with Mr. Gyenes which expires in October 1997. The Company has obtained a "key person" insurance policy on the life of Mr. Gyenes in the amount of $1,000,000 under which the Company is the beneficiary. In addition, the ability to attract and retain highly trained executives and professionals with background experience and knowledge of the Internet, intranet and other new media platforms is critical to the success of the Company. The Company's ability to develop its businesses will depend upon its ability to recruit and retain additional personnel, including engineering, marketing and management personnel. Competition for qualified personnel is intense and accordingly, there can be no assurance that the Company will be able to retain or hire all of the necessary personnel or that the Company may not otherwise need to change its personnel to compete in its rapidly changing market.

         Limited Working Capital; Possible Need for Additional Financing; Uncertainty of Capital Funding. As of November 30, 1996, the Company had cash and cash equivalents of $1,278,400. In December 1996, the Company consummated the 1996 Private Placement and received approximately $7,872,000 in net proceeds. In January 1997 the Company repaid $475,800 of its long term debt plus accrued interest. The Company expects that its existing capital resources will enable it to undertake the Company's new strategy and to maintain its current operations for the next 18 months. However, based on management's assessment of the future marketability of its titles and demand for Web related services, the Company may significantly alter the level of expenses both within the next 18 months and thereafter. Moreover, these funds may not be sufficient to meet the Company's longer term cash requirements for operations. The Company may also be required to obtain additional financing to continue to operate its business. The Company does not currently have a line of credit. There can be no assurance that any additional financing, if required, will be available to the Company on acceptable terms, if at all. Any inability by the Company to obtain additional financing, if required, will have a material adverse effect on the operations of the Company.

RISKS RELATED TO DESIGNING, DEVELOPING, INSTALLING, MAINTAINING AND HOSTING CORPORATE WEB SITES

         Developing Market For Providing Network Solutions, Products and Services; New Entrants, USWeb Relationship. A portion of the Company's future growth is dependent to a significant extent upon its ability to derive revenue from sales to its customers of its "network related products and services," which the Company defines as designing, developing, installing, maintaining and hosting corporate web sites and networks for internal communications as well as external commerce. The market for designing, developing, installing, maintaining and hosting corporate web sites and networks has only recently begun to develop, is rapidly evolving, highly competitive, and is characterized by an increasing number of market entrants who have introduced or developed products and services for communication and commerce. Demand and market acceptance for such services are subject to a high level of uncertainty and there can be no assurance that commerce and communication through such services will continue to grow. In connection with this new strategy, the Company has entered into an agreement with US Web whereby it is a franchisee in a new franchise with no known comparable franchise model and where the market for such franchise is untested. USWeb has had limited experience as a franchisor and the Company has no previous experience as a franchisee and the future success of the Company will be dependent in part on the overall success of the US Web Network, of which there can be no assurance. While the Company believes that it can generate revenues as a franchisee, there can be no assurance that it can generate revenues or become profitable in the future. Finally, under the terms of the franchise agreement, the Company can only serve certain territories and there can be no assurance that the Company will be able to obtain additional franchises or serve additional territories in the future.

         Internet Services Competition; Low Barriers to Entry. The market for the Company's web site related services is highly competitive. The Company faces competition from national and regional advertising agencies, specialized and integrated marketing communication firms as well as sole proprietorships and small businesses in the computer network solutions industry. The Company expects that new competitors that either provide integrated or specialized services (e.g., corporate identity and packaging, advertising services or World Wide Web site design) and are technologically proficient, will emerge and will be competing with the Company. Many of the Company's competitors or potential competitors have longer operating histories, longer client relationships and significantly greater financial, management and other resources than the Company. Although only a few of these competitors have to date offered a full range of Internet and Intranet development and maintenance services, several have announced their intention to offer comprehensive Internet and Intranet solutions. Furthermore, most of the Company's current and potential competitors have longer operating histories, larger installed customer bases, longer relationships with customers and significantly greater financial, technical, marketing and public relations resources than the Company and could decide to increase their resource commitments to the Company's market. In addition, many of the Company's competitors have lower overhead, more technical expertise and more advanced technology. To the extent that existing competitors or new competitors cause the Company to lose clients, the Company's business, financial condition and operating results could be materially adversely affected. Additionally, the Company has no significant proprietary technology that would preclude or inhibit competitors from entering the integrated marketing communication solutions market. The Company intends to compete on the basis of price and the quality of its services. In addition, the market for Internet and Intranet development is relatively new and subject to continuing definition, and, as a result, the core business of certain competitors may better position them to compete in this market as it matures. Competition of the type described above could materially adversely affect the Company's business, results of operations and financial condition. There can be no assurance that existing or future competitors will not develop or offer marketing communication services and products that provide significant performance, price, creative or other advantages over those offered by the Company, which could have a material adverse effect on the Company's business, financial condition and operating results.

         Uncertain Adoption of the Internet and Intranet as a Medium of Commerce and Communications; Dependence on the Internet and Intranet. The Company's ability to derive revenues from providing web-related and network solutions will depend in part upon industry demand for Internet and Intranet services and the type and quality of infrastructure for providing Internet and Intranet access and carrying Internet and Intranet traffic. The Internet and Intranet may not become efficient, viable commercial marketplaces because of issues such as, among other things, security, reliability, cost, ease of use and access, and quality of service, and because of inadequate development of the necessary solutions infrastructure, such as a reliable computer network or timely development of complementary products, such as high speed modems. If the necessary infrastructure or complementary products are not developed or the Internet and Intranet do not become efficient, viable commercial marketplaces, the Company's business, financial condition and operating results could be materially adversely affected. Furthermore, even if the Internet and Intranet become efficient, viable commercial marketplaces, there can be no assurance that businesses will elect to outsource Web site and Intranet development and maintenance services. If such services prove to be unreliable, ineffective or too expensive, or if software companies develop tools sufficiently user-friendly and cost-effective for nonprofessionals to use, enterprises may choose to develop and maintain all or part of their Web sites or Intranets in-house.

         Management of Growth. The rapid execution necessary for the Company to exploit the market for its business model requires an effective planning and management process. The Company's rapid growth has placed, and is expected to continue to place, a significant strain on the Company's managerial, operational and financial resources. The Company expects that continued hiring of new personnel will be required to support its business. To manage its growth, the Company must continue to implement and improve its operational and financial systems and to expand, train and manage its employee base. There can be no assurance that the Company's systems, procedures or controls will be adequate to support the Company's operations or that the Company's management will be able to achieve the rapid execution necessary to exploit the market for the Company's business model. The Company's future operating results will also depend on its ability to expand its Technology Services, Marketing and Affiliate Operations organizations. If the Company is unable to manage growth effectively, the Company's business, results or operations and financial condition will be materially adversely affected.

         Uncertain Acceptance and Maintenance of USWeb Brand. The Company believes that establishing and maintaining the USWeb brand is a critical aspect of its efforts to attract customers and that the importance of brand recognition will increase due to the increasing number of companies entering the market for Internet and Intranet service provision. Promotion of the USWeb brand will depend largely on the success of USWeb's marketing and the ability of the Company and other USWeb affiliates to provide high quality, reliable and cost effective Web site and Intranet design, development and maintenance services. Furthermore, in order to promote the USWeb brand in response to competitive pressures, the Company may find it necessary to increase its marketing budget or otherwise increase its financial commitment to creating and maintaining brand loyalty among customers. If USWeb fails to promote and maintain its brand, or incurs excessive expenses in an attempt to promote and maintain its brand, the Company's business, results of operations and financial condition will be materially adversely affected.

         Risks Associated with Acquisitions. As part of its business strategy, the Company expects to make acquisitions of, or significant investments in, businesses that currently offer complementary web site and network solution related services, products and technologies. Any such future acquisitions or investments would be accompanied by the risks commonly encountered in acquisitions of businesses. Such risks include, among other things, the difficulty of assimilating the operations and personnel of the acquired businesses, the potential disruption of the Company's ongoing business, the inability of management to maximize the financial and strategic position of the Company through the successful incorporation of acquired personnel and clients, the maintenance of uniform standards, controls, procedures and policies and the impairment of relationships with employees and clients as a result of any integration of new management personnel. The Company expects that future acquisitions, if any, could provide for consideration to be paid in cash, stock or a combination of cash and stock. There can be no assurance that any of these acquisitions will be consummated. If an entity is acquired by the Company and such entity is not efficiently or completely integrated with the Company, then the Company's business, financial condition and operating results could be materially adversely affected.

RISKS RELATED TO DEVELOPING AND PUBLISHING INTERACTIVE MULTIMEDIA PRODUCTS

         Rapid Technological Change; Competing Computer Platforms; Emphasis on CD-ROM. The market for recreational and entertainment multimedia titles is subject to frequent and rapid changes in technology resulting in short title life cycles and rapid price declines. The Company's success is dependent upon, among other things, the ability of the Company to achieve and maintain technological expertise and to continue to introduce quality titles by anticipating and reacting to new technologies. The titles released by the Company in 1996 have been for CD-ROM. Titles currently being developed by the Company are for the CD-ROM, the Internet or commercial on-line platforms, which the Company believes are currently the dominant platforms in the industry. There can be no assurance, however, that such platforms will continue to be the dominant industry platforms or that the Company will successfully integrate its products into the Internet or commercial on-line platforms. While the Company anticipates developing titles for other platforms that achieve market acceptance, because the development of titles for a new platform, as well as the migration of a title from one platform to another, is time consuming and expensive, a leveling off or decline in CD-ROM, the Internet or commercial on-line services or any subsequent change in the dominant industry platforms could have a material adverse effect on the Company. In addition, uncertainty over which platform will become dominant may impede product sales, and the emergence of a dominant platform other than CD-ROM, the Internet or commercial on-line services could severely reduce sales of the Company's titles. The Company's success in marketing its titles will depend upon its ability to anticipate and respond to trends in the emergence of these platforms.

         Dependence on New Titles; Short Title Life Cycles; Market Acceptance. The nature of the interactive multimedia publishing industry is such that a significant number of titles will be unprofitable and that the revenues derived from the successful titles will be used to cover the costs of the unprofitable titles. The Company's success depends on the timely introduction of successful new titles and sequels or updates to existing titles to replace declining revenues from older titles. The life cycle of a successful title is difficult to predict and may be as short as three months. In addition, each title is an individual artistic work and its commercial success is primarily determined by consumer taste, which is unpredictable and constantly changing. Few consumer software products achieve sustained market acceptance. The Company believes that a title achieves market acceptance if it is widely purchased by consumers. There can be no assurance that any of the Company's new titles will achieve market acceptance or that, if accepted, such acceptance will be sustained for a period long enough to recoup costs or realize profits. If market acceptance is not sustained, the Company may be required to write-down unsold excess inventory and/or accept substantial product returns to maintain its access to distribution channels and accordingly, the Company's results of operations could be materially adversely affected.

         Marketing and Distribution Arrangements; Competition for Shelf Space. The Company generally sells its titles to distributors who then distribute such titles to retailers or sell its titles directly to retailers. These distributors typically can return the Company's product at any time for credit without an offsetting order. Accordingly, the Company may experience substantial product returns which could have a material adverse affect on its revenues. Since retailers typically have a limited amount of shelf space and promotional resources and there is intense competition among multimedia software producers, there can be no assurance that the Company will gain adequate levels of shelf space and promotional support for its titles to generate sales volume. Due to increased competition for limited shelf space, retailers and distributors are increasingly in a better position to negotiate favorable terms of sale, including price discounts and product return policies. The Company may be competing in distribution against much larger organizations with more influence over retailers and distributors and greater marketing and distribution resources. In addition, other types of retail outlets and methods of product distribution, such as Internet or on-line services, will become increasingly important and accordingly, the success of the Company will depend on its ability to gain access to these channels of distribution. There can be no assurance that the Company will be successful in the development of its distribution networks or gain such access, and if the Company is unsuccessful in such development it will have a material adverse effect on the results of operations of the Company.

         Software Competition. The home recreation and entertainment software industry is intensely competitive, and market acceptance for the Company's titles may be adversely affected by the introduction of similar titles by competitors. The Company competes against a large number of other companies of varying sizes and resources. Many of these competitors have substantially greater financial, technical and marketing resources than the Company and may be more successful in securing shelf space for their titles. Existing competitors may continue to broaden their product lines and new competitors, including large computer or software manufacturers, entertainment companies and educational publishers, are entering or increasing their focus on the home recreation and entertainment markets, resulting in increased competition for the Company. Increased competition may result in loss of shelf space for the Company's titles at retail stores, loss of or difficulty in recruiting key employees and significant price competition, any of which could adversely affect the Company's operating results. The Company also faces intense competition for a finite amount of discretionary consumer spending for other forms of entertainment offered by film companies, record companies, video companies and others.

         Seasonal Business; Quarterly Fluctuations. The home recreation and entertainment software business is highly seasonal. Typically, net revenues are highest during the last calendar quarter, decline in the first calendar quarter and are lowest in the second and third calendar quarters. This seasonal pattern is due primarily to the increased demand for home recreation and entertainment software products during the year-end holiday buying season. Accordingly, the Company's revenues from this line of business will reflect these seasonal patterns. In addition, quarterly fluctuations in operating results will be exacerbated by delays in new product introductions, the introduction of competitive products, the popularity of particular multimedia platforms and a variety of other factors relating to the distribution and development process for the products involved, including software malfunctions in title offerings. A significant portion of the Company's operating expenses are relatively fixed and certain expenditures are based on sales forecasts. If net sales do not meet the Company's expectations in a given quarter, the Company' s operating results or financial condition could be adversely affected.

         Dependence on Third Party Manufacturers. The Company's titles are manufactured by third-party manufacturers and therefore the Company does not have direct control over the quality of manufacturing. Additionally, some of the third party manufacturers may publish competitive titles of their own, to which preferential treatment may be given. Any of the foregoing would adversely affect the Company's revenues from the sale of its titles. Management believes that current arrangements for the manufacture of the Company's titles are satisfactory for the Company's anticipated requirements. Nevertheless, there can be no assurance that in the future the third party manufacturing capacities will be sufficient to satisfy the Company's requirements, that interruptions or delays in manufacturing will not adversely affect the Company's operations, or that alternative manufacturing sources will be available to the Company on commercially reasonable terms or at all. In particular, the Company frequently packages and sells titles in its Picture Perfect Golf series together with an infrared golf club, which is currently available from only one independent third party manufacturer. Occasionally, the Company has postponed delivery of titles in its Picture Perfect Golf series as a result of the manufacturer's inability to timely deliver the infrared golf club. While the Company is seeking to establish alternative sources which can produce the infrared golf club or acquire the rights to manufacture the infrared golf club currently utilized in the Picture Perfect Golf series, there can be no assurance that such efforts will be successful.

         Availability and Restrictive Nature of Licenses. The Company currently licenses a wide variety of intellectual property from others for use in its titles. There can be no assurance that the terms of these licenses will survive the marketing lives of the titles to which they relate or that the Company will be able to renew such licenses on commercially reasonable terms, if at all. The Company expects to continue to incorporate the intellectual property of others into the titles it develops in the future. As such it will need to obtain licenses to use such intellectual property. The Company will attempt to obtain future licenses on commercially reasonable terms and with terms of duration which will survive the lives of the titles to which they relate. However, there can be no assurance that the Company will be able to obtain licenses of sufficient duration on commercially reasonable terms or will be able to renew existing licenses on commercially reasonable terms. The inability to obtain or renew such licenses, as the case may be, could have an adverse effect on the business of the Company.

         Software Technology; Lack of Patent Protection. The Company's future success will be heavily dependent upon its software technology; and the Company will rely on a combination of contractual rights, trade secrets and copyright laws to establish or protect its technology in the countries where it will conduct business. The Company currently does not possess any patent or other registered intellectual property rights with respect to its software technology, other than copyrights with respect to the overall content of completed titles developed by the Company.

There can be no assurance that the steps taken by the Company to protect its rights will be adequate to deter misappropriation, especially since the Company operates in an industry in which revenues are adversely affected by the unauthorized reproduction of products for commercial sale, commonly referred to as "piracy." Moreover, although the Company does not believe that it is infringing on the intellectual property rights of others, there can be no assurance that such infringement claims will not be asserted against the Company in the future and if an infringement claim is successful, it could have a material adverse effect on the Company. Copyright and other proprietary rights to material licensed for use on CD-ROM and other multimedia platforms is a relatively new area of the law. Although the Company is not a party to any such claim, there is the possibility of legal challenges in respect of all such rights.

RISKS RELATED TO THE CAPITALIZATION OF THE COMPANY

         Authorization of Preferred Stock. In addition to the Convertible Preferred Stock, the Company's Board of Directors has the authority, without further action by the stockholders, to issue 1,993,280 shares of Preferred Stock, in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences and the number of shares constituting any series or the designation of such series. While no additional class or series of preferred stock can be senior to the Convertible Preferred Stock, the issuance of preferred stock in the future could adversely affect the voting power of holders of the Company's Common Stock and could have the effect of delaying, deferring or preventing a change in control of the Company. The Company has no present plan to issue any additional shares of preferred stock.

         No Dividends. The Company has never paid cash dividends on the Common Stock. The Company intends to retain any future earnings to finance its growth.

         Outstanding Options and Warrants. There are currently outstanding options and warrants to purchase 12,440,108 shares in the aggregate at exercise prices ranging between $1.75 and $6.60. In addition, the Convertible Preferred Stock may be converted into 4,200,000 shares of Common Stock. The exercise of such options and warrants or the conversion of the Convertible Preferred Stock will have a dilutive effect on the ownership interests of the Company's existing stockholders.

         Possible Volatility of Securities Prices. The market price of Common Stock has in the past been, and may in the future continue to be, volatile. A variety of events, including quarter to quarter variations in operating results, news announcements or the introduction of new products by the Company or its competitors, as well as market conditions in the interactive multimedia industry or changes in earnings estimates by securities analysts may cause the market price of the Common Stock to fluctuate significantly. In addition, the stock market in recent years has experienced significant price and volume fluctuations which have particularly affected the market prices of equity securities of many companies that service the software industry and which often have been unrelated to the operating performance of such companies. These market fluctuations may adversely affect the price of the Common Stock.

         Indefinite Amount of Common Stock Issuable upon the Conversion of Preferred Stock. The holders of the Convertible Preferred Stock have the right, at the holder's option, at any time after April 30, 1997, or from time to time to thereafter, to convert each share of Convertible Preferred Stock into such whole number of shares of Common Stock equal to the aggregate stated value ($1,250) of the Convertible Preferred Stock to be converted divided by the lesser of (i) $2.00 or (ii) 50% of the average closing sale price for the Common Stock for the last ten trading days in the fiscal quarter of the Company prior to such conversion. Accordingly, if the price of the Common Stock is below $2.00, the number of shares that the Company will be required to issue upon the conversion of the Convertible Preferred Stock will be uncertain. While the Company intends to have sufficient authorized capital with respect to the conversion of the Convertible Preferred Stock, there can be no assurance that the Company will in fact have a sufficient amount of authorized Common Stock to cover all conversions of Convertible Preferred Stock.

         New Proposed Nasdaq Regulations. On November 6, 1996, the Board of Directors of The Nasdaq Stock Market, Inc. approved changes to further strengthen both the quantitative and qualitative standards for issuers listing on Nasdaq. While the Company presently meets the proposed new standards, there can be no assurance that it will continue to be able to do so. If it should fail to meet one or more of such standards, its Common Stock would be subject to deletion from Nasdaq. If this should occur, trading, if any, in the Common Stock, would then continue to be conducted in the over-the-counter market on the OTC Bulletin Board, an NASD-sponsored inter-dealer quotation system, or in what are commonly referred to as "pink sheets." As a result, an investor may find it more difficult to dispose of or to obtain accurate quotations as to the market value of the Company's Common Stock.

         Forward Looking Statements. This Prospectus contains certain forward-looking statements, which are intended to be covered by the safe harbors created by the Private Securities Litigation Reform Act of 1995. Investors are cautioned that all forward-looking statements involve risks and uncertainty, including without limitation, the ability of the Company to provide a full range of Internet and Intranet-based business solutions. Although the Company believes that the assumptions, including the demand for Web-related services, underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore, there can be no assurance that the forward-looking statements included in this press release will prove to be accurate. In light of significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the objectives and plans of the Company will be achieved.

                                 USE OF PROCEEDS

EXERCISE OF OPTIONS, JANUARY 1994 WARRANTS, COMMON STOCK PURCHASE WARRANTS, PURCHASE OPTIONS, PURCHASE OPTION WARRANTS, 1996 WARRANTS AND SECONDARY OPTIONS.

         The Company could receive up to $20,485,872 in proceeds from the exercise of the Common Stock Purchase Warrants. The Company must use any of the proceeds it receives from the exercise of the Common Stock Purchase Warrants for the redemption of the Convertible Preferred Stock at a redemption price equal to
1.1 multiplied by the Stated Value ($1,250). In addition, assuming that all of the Options, January 1994 Warrants, Purchase Options, Purchase Option Warrants, 1996 Warrants and Secondary Options are exercised, the net proceeds to the Company upon the exercise of such warrants and options are estimated to be approximately $22,300,800. The balance of any proceeds received from the exercise of the Common Stock Purchase Warrants or any other proceeds received by the Company in the Offering will be used for expanding the Company's internet services business and title publishing.

CONVERSION OF PREFERRED STOCK

         The Company will not receive any proceeds from the conversion of the Convertible Preferred Stock.

OFFERING BY SELLING SHAREHOLDERS

         The Company will not receive any of the proceeds from the re-sale of any of the Selling Stockholder Shares, the Purchase Option Warrants, Common Stock Purchase Warrants or the 1996 Warrants. However, as described under "Use of Proceeds -- Exercise of Options, January 1994 Warrants, Common Stock Purchase Warrants, Purchase Options, Purchase Option Warrants, 1996 Warrants and Secondary Options," the Company will receive approximately $22,300,800 in net proceeds if each of the Options, January 1994 Warrants, Purchase Options, Purchase Option Warrants, 1996 Warrants and Secondary Options are exercised.

                                    DILUTION

         As of November 30, 1996, the unaudited net tangible book value of the Company was $930,100, or approximately $.12 per share based on 7,679,441 shares of Common Stock outstanding. Assuming the issuance of an additional 4,200,000 shares of Common Stock upon the conversion of the Convertible Preferred Stock, the pro forma net tangible book value of the Company's Common Stock at November 30, 1996 would have been $8,802,200 or approximately $.74 per share based on 11,879,441 shares of Common Stock outstanding. Net tangible book value per share represents the tangible assets of the Company less all liabilities, divided by the number of shares outstanding. Dilution represents the difference between the price per share of Common Stock paid by the holders of the Options, January 1994 Warrants, Common Stock Purchase Warrants, Purchase Options, Purchase Option Warrants, 1996 Warrants and Secondary Options exercising or converting, as the case may be, of all such securities pursuant to this Offering and the pro forma net tangible book value per share of Common Stock after this Offering. After giving effect to the sale of the shares of Common Stock by the Company hereby (assuming the exercise or conversion, as the case may be, of all the Options, January 1994 Warrants, Common Stock Purchase Warrants, Purchase Options, Purchase Option Warrants, Convertible Preferred Stock, 1996 Warrants and Secondary Options, the adjusted net tangible book value of the Company at November 30, 1996, would have been $22,832,909 or $2.26 per share. This represents an immediate increase in pro forma net tangible book value of $1.52 per share to existing shareholders and an immediate dilution of (i) $.09 per share to holders of the January 1994 Warrants exercising their January 1994 Warrants at an average exercise price of $2.35; (ii) $.12 per share to holders of the Options exercising their Options at $2.38; (iii) $1.45 per share to holders of the Secondary Options exercising their Secondary Options at $3.71;
(iv) $1.74 per share to holders of the Common Stock Purchase Warrants or the 1996 Warrants exercising their Common Stock Purchase Warrants or the 1996 Warrants at $4.00; (v) $2.94 per share to holders of the Purchase Option
Warrants exercising their Purchase Option Warrants at the equivalent of $5.20 per share; (vi) $4.34 per share to holders of the Purchase Options exercising their Purchase Options at the equivalent of $6.60 per share (assuming no amount of the exercise price is attributed to the purchase of the underlying Purchase Option Warrants). The following table illustrates this dilution on a per share basis:


Exercise Price of January 1994 Warrants, Options, Secondary
Options, 1996 Warrants and Common Stock Purchase
Warrants, Purchase Option Warrants and Purchase Options ........      $2.35   $2.38   $3.71   $4.00   $5.20    $6.60

Pro forma net tangible book value per share before offering(1)..       $.74    $.74    $.74    $.74    $.74     $.74

Net tangible book value immediately after the exercise of the
January 1994 Warrants, Options,  Secondary Options, 1996
Warrants, Common Stock Purchase Warrants, Purchase
Option Warrants and Purchase Options(2).........................       $.82    $.87    $.91   $2.20   $2.22    $2.26

Adjusted pro forma net tangible book value after this Offering..      $2.26   $2.26   $2.26   $2.26   $2.26    $2.26

Dilution of pro forma net tangible  book value to  purchasers of
Common Stock underlying January 1994 Warrants, Options,
Secondary Options, 1996  Warrants, Common  Stock  Purchase
Warrants, Purchase Option Warrants and Purchase Options.........       $.09    $.12   $1.45   $1.74   $2.94    $4.34
                                                                      =====   =====   =====   =====   =====    =====


(1) Reflects the receipt of the Net Proceeds from the 1996 Private Placement and the conversion of 6,720 shares of Convertible Preferred Stock into 4,200,000 shares of Common Stock.

(2) Assumes that all options and warrants (excluding options granted under the 1994 Plan, the Directors Plan and the Consultant Plan) which have an exercise price which is less than or equal to the exercise price of the warrant or option have been exercised.

                COMMON STOCK SELLING SHAREHOLDERS

         The following table sets forth (i) the number of shares of Common Stock owned by each Selling Shareholder at January 31, 1997; (ii) the number of shares being offered for resale hereby by each Selling Shareholder; and (iii) the number and percentage of shares of Common Stock to be held by each Selling Shareholder after the completion of this Offering. Except as otherwise indicated in the Footnotes to such table, none of such Selling Shareholders has been an officer, director or employee of the Company for the past three years.


                                      Number of Shares of Common                                  Shares of Common Stock
                                  Stock Beneficially Owned Prior to     Shares to be Sold           Beneficially Owned
     Name                                    Offering (1)                 in Offering                 After Offering
     ----                                    ------------                    --------                ---------------

                                          Number        Percent                                  Number            Percent
                                          ------        -------                                  ------            -------

Harvey B. Adams                          50,000(2)         *                100,000                 0                 0

ALSA, Inc.                               25,000(2)         *                 50,000                 0                 0

Wissam Amoudi                            25,000(2)         *                 50,000                 0                 0

Barry Rubenstein                      4,418,329(3)       41.2%            7,268,329                 0                 0
68 Wheatley Road
Brookville, NY 11545

Applewood                             1,507,304(4)       16.9             2,757,304                 0                 0
Associates, L.P.
68 Wheatley Road
Brookville, NY 11545

Jan Arnett                               50,000(2)         *                100,000                 0                 0

B&B Trading Corp.                        25,000(2)         *                 50,000                 0                 0
Retirement Plan
Pension Plan

Neil Bellet                              25,000(2)         *                 50,000                 0                 0

Robert Bender                            41,461(2)         *                 66,461                 0                 0

Mordecai Bluth                           25,000(2)         *                 50,000                 0                 0
SEP IRA

Martin G. Bourbonnais                    25,000(2)         *                 50,000                 0                 0

Craig Effron                             12,500(2)         *                 25,000                 0                 0

Steven Etra                              50,000(2)         *                100,000                 0                 0

David H. Fink                            12,500(2)         *                 25,000                 0                 0

Lloyd Goldman                            25,000(2)         *                 50,000                 0                 0

Ernest Gottdiener                        25,000(2)         *                 50,000                 0                 0

Donald J. Groetch                        12,500(2)         *                 25,000                 0                 0
IRA Account

Frank Joy and                            50,000(2)         *                100,000                 0                 0
Charlotte Joy
JTWROS

Daniel A. Kaplan                         12,500(2)         *                 25,000                 0                 0

Richard C. Kaufman &                     12,500(2)         *                 25,000                 0                 0
Elaine J. Lenart
JTWROS

Norman Kurtz                             25,000(2)         *                 50,000                 0                 0

R. Bruce LeBlanc                         25,000(2)         *                 50,000                 0                 0

Paul D. Levitt &                         12,500(2)         *                 25,000                 0                 0
Leslie S. Levitt
Revocable Trust

Herbert Melslich                         12,500(2)         *                 25,000                 0                 0

William J. Rouhana, Jr                   25,000(2)         *                 50,000                 0                 0

                                       Number of Shares of Common                                  Shares of Common Stock
                                   Stock Beneficially Owned Prior to     Shares to be Sold           Beneficially Owned
     Name                                     Offering (1)                 in Offering                 After Offering
     ----                                     ------------                    --------                ---------------

                                          Number        Percent                                   Number           Percent
                                          ------        -------                                   ------           -------

Walter Scheuer                           150,000(2)         *                 300,000                0                0
1993 Charitable Trust

Seneca Ventures                        1,074,503(5)       13.0              1,424,503                0                0
68 Wheatley Road
Brookville, NY 11545

Mark Shnitkin                             25,000(2)         *                  50,000                0                0

Carl E. Siegel                            12,500(2)         *                  25,000                0                0

TelCom Partners, L.P.                     25,000(2)         *                  50,000                0                0

Frank K. Turner                           12,500(2)         *                  25,000                0                0

21st Century Communications            1,836,522(6)       20.6              3,036,522                0                0
-Foreign Partners, L.P.
c/o Fiduciary Trust (Cayman
Limited)
p.o. Box 1062, One Capital Place
Georgetown, Grand Cayman,
British West Indies

21st Century                           1,836,522(6)       20.6              1,836,522                0                0
Communications
Partners, L.P.
767 Fifth Avenue-45th Fl
New York, NY 10153

21st Century                           1,836,522(6)       20.6              1,836,522                0                0
Communications T-E
Partners, L.P.
767 Fifth Avenue
New York, NY 10153

Richard Warren                            12,500(2)         *                  25,000                0                0

Charles Warshaw                           25,000(2)         *                  50,000                0                0

Aaron Wolfson                             37,500(2)         *                  75,000                0                0

Abraham Wolfson                           25,000(2)         *                  50,000                0                0

Wolfson Equities                         412,500(2)        5.1%               825,000                0                0
35 Carey Street
Lakewood, New Jersey 08701

Morris Wolfson Family                     25,000(2)         *                  50,000                0                0
Partnership

Woodland Partners                      1,074,503(7)       13.0              1,424,503                0                0
68 Wheatley Road
Brookville, NY 11545

Woodland Venture Fund                  1,074,503(8)       13.0              1,424,503                0                0
68 Wheatley Road
Brookville, NY 11545

Eli Oxenhorn                              25,500(9)         *                  25,500                0                0

Vanwood 72nd Street                       50,000(10)        *                  50,000                0                0
Associates

Gerald Josephson                          41,250(11)        *                  41,250                0                0

                                       Number of Shares of Common                                  Shares of Common Stock
                                   Stock Beneficially Owned Prior to        Shares to be Sold        Beneficially Owned
     Name                                     Offering (1)                     in Offering              After Offering
     ----                                     ------------                        --------             ---------------

                                          Number       Percent                                    Number           Percent
                                          ------       -------                                    ------           -------

Nicholas Cowan                         10,000(10)         *                         10,000          0                 0

Sherry Daly                            10,000(10)         *                         10,000          0                 0

Alan Douglas                            7,500(10)         *                          7,500          0                 0

Richard Flanzer                        12,500(10)         *                         12,500          0                 0

Invision                                2,500(10)         *                          2,500          0                 0

Harrison Weaver                        35,000(12)         *                         20,000          0                 0

The Continuum Group, Inc.              50,000(10)         *                         50,000          0                 0

Ted Weis                                5,000(10)         *                          5,000          0                 0

Anthony Kee                             1,750(10)         *                          1,750          0                 0

Jennifer Negri                          1,750(10)         *                          1,750          0                 0

Curtis Urbina                           1,500(10)         *                          1,500          0                 0

John Levy                               1,000(10)         *                          1,000          0                 0

Robert Audrey                             500(10)         *                            500          0                 0

Alex Miller                               500(10)         *                            500          0                 0

Mark I. Silverman                      42,500(13)         *                         42,500          0                 0

Eng Chye Low                            5,100(13)         *                          5,100          0                 0

Alfred Burg                             4,250(13)         *                          4,250          0                 0

David Thalheim                         34,000(13)         *                         34,000          0                 0

Cliff Lane                              5,100(13)         *                          5,100          0                 0

Jonathan Robinson                       8,500(13)         *                          8,500          0                 0

Michael Weisman                         7,500(13)         *                          7,500          0                 0

Douglas Schenerdorf                     5,100(13)         *                          5,100          0                 0

Susan Burman                            5,100(13)         *                          5,100          0                 0

Gary Glatter                            5,100(13)         *                          5,100          0                 0

Stanley Blum                           24,380(13)         *                         24,380          0                 0

Irwin Lieber                        3,385,826(14)       33.3                     3,885,826          0                 0

Irwin Schecter                         17,000(13)         *                         17,000          0                 0

Ronald Birnbaum                         8,500(13)         *                          8,500          0                 0

Seymour Cohen                           8,500(13)         *                          8,500          0                 0

Alan Silverman                         17,000(13)         *                         17,000          0                 0

Jay Thalheim                            4,250(13)         *                          4,250          0                 0

Steven Levine                           5,100(13)         *                          5,100          0                 0

Lombard                                17,000(13)         *                         17,000          0                 0

Michael Sofia                          17,000(13)         *                         17,000          0                 0

                                       Number of Shares of Common                                  Shares of Common Stock
                                   Stock Beneficially Owned Prior to      Shares to be Sold          Beneficially Owned
     Name                                     Offering (1)                   in Offering                After Offering
     ----                                     ------------                      --------               ---------------

                                          Number       Percent                                   Number           Percent
                                          ------       -------                                   ------           -------

Northern Union Club                     42,500(13)        *                      42,500              0                0

David Nussbaum                          93,900(15)       1.2                     93,900              0                0

Roger Gladstone                         93,900(15)       1.2                     93,900              0                0

Robert Gladstone                        93,900(15)       1.2                     93,900              0                0

GKN Securities Corp.                   236,600(16)       3.0                    236,600              0                0

Richard Buonocore                       10,200(17)        *                      10,200              0                0

Brian Coventry                           2,550(18)        *                       2,550              0                0

Andrew Lazarus                           7,425(19)        *                       7,425              0                0

Deborah Schondorf-Novick                13,500(20)        *                      13,500              0                0

Neil Betoff                                525(21)        *                         525              0                0

Wien Securities Corp.                  100,000(22)       1.3                    100,000              0                0

Harry Datys                              3,000(22)        *                       3,000              0                0

Andrea Goldman                           1,500(22)        *                       1,500              0                0

Lester Rosenkrantz                       3,000(22)        *                       3,000              0                0

Gordon Freeman                         100,000(23)       1.3                    100,000              0                0

Dalewood Associates, L.P.              100,000(23)       1.3                    100,000              0                0

James McNeil                            75,000(23)        *                      75,000              0                0

The Marilyn and Barry                1,074,503(24)      13.0                  1,424,503              0                0
Rubenstein Family Foundation
c/o Barry Rubenstein
68 Wheatley Road
Brookville, NY 11545

Michael Alford                         163,275(25)       2.1                    163,275                0                0

Ernest Kelly                            46,977(25)        *                      46,977                0                0

Randal Hajar                           253,561(25)       3.3                    253,561                0                0

Gary Skiba                             310,867(25)       4.0                    310,867                0                0

Revwood Merchant Partners              175,000(26)       2.2                    175,000                0                0

Alan S. Michalowski                      8,230(27)        *                       8,230                0                0

James J. Pinto                          16,461(27)        *                      16,461                0                0

Alan J. Rubin                            8,230(27)        *                       8,230                0                0


(1) Beneficial ownership is determined in accordance with the rules of the Commission and generally includes voting or investment power with respect to securities. Shares of the Company's Common Stock subject to options, warrants and convertible preferred stock currently exercisable or convertible, or exercisable or convertible within sixty (60) days, are deemed outstanding for computing the percentage of the person holding such options or warrants but are not deemed outstanding for computing the percentage of any other person.

(2) Consists of presently issuable 1996 Warrant Shares issuable upon the exercise of the 1996 Warrants. Does not include a like number of Conversion Shares underlying Convertible Preferred Stock which may be converted into Common Stock at the holder's option at anytime after April 30, 1998. All of such Conversion Shares and 1996 Warrant Shares are being offered for resale pursuant to this

         Prospectus. With respect to Robert Bender also includes 16,461 Private Placement Shares, all of which are being offered for resale pursuant to this Prospectus.

(3) Based on Amendment Number 3 to a Schedule 13D filed on February 11, 1997 by Barry Rubenstein, Woodland Venture Fund ("Woodland Fund"), Seneca Ventures ("Seneca"), Woodland Services Corp. ("Woodland Corp."), 21st Century Communications Partners, L.P. ("21st Partners"), 21st Century Communications T-E Partners, L.P. ("21st T-E"), 21st Century Communications Foreign Partners, L.P. ("21st Foreign"), Michael J. Marocco, Barry Lewis, John Kornreich, Harvey Sandler, Andrew Sandler, Barry Fingerhut, Irwin Lieber, Woodland Partners, Applewood Associates, L.P. ("Applewood"), Applewood Capital Corp. ("Applewood Capital"), Seth Lieber, Jonathan Lieber, Marilyn Rubenstein, The Marilyn and Barry Rubenstein Family Foundation (the "Foundation"), and Brian Rubenstein (the "February 1997 13D"), Barry Rubenstein has sole beneficial ownership of 332,500 shares of Common Stock (including 185,000 Option Shares). Mr. Rubenstein may also be deemed to share beneficial ownership of 4,085,829 shares of Common Stock by virtue of being: (i) a stockholder, officer and director of InfoMedia Associates, Ltd. ("InfoMedia") which is a general partner of 21st Partners, 21st T-E and 21st Foreign which collectively hold 1,836,522 shares of Common Stock (including 1,250,000 Common Stock Warrant Shares and/or 1996 Warrant Shares); (ii) a trustee of the Foundation which holds 123,237 shares of Common Stock (including 20,000 Common Stock Warrant Shares); and (iii) a general partner of each of Applewood, Seneca, the Woodland Fund and Woodland Partners which hold an aggregate of 2,126,070 shares of Common Stock (including 1,580,000 Common Stock Warrant Shares and/or 1996 Warrant Shares). Mr. Rubenstein will also sell in the Offering 2,850,000 Conversion Shares which he shares beneficial ownership with the above listed entities. Mr. Rubenstein disclaims beneficial ownership of all the above securities, except to the extent of his equity interest therein.

(4)      Consists of 1,250,000 1996 Warrant  Shares,  82,304  Private  Placement
         Shares and 175,304 Secondary Shares. Does not include 1,250,000 Conversion Shares. All of such Warrant Shares, Conversion Shares and Secondary Shares are being offered for resale pursuant to this Prospectus.

(5) Based on the February 1997 13D, Seneca has sole beneficial ownership of 207,922 shares of Common Stock (including 100,000 shares of Common Stock underlying presently exercisable Common Stock Purchase Warrants or 1996 Warrants). Seneca may also be deemed to share beneficial ownership of 866,581 shares of Common Stock (including 250,000 shares of Common Stock underlying presently exercisable Common Stock Warrants or 1996 Warrants) with the Woodland Fund, Woodland Corp., Woodland Partners, and the Foundation. In addition, Seneca has sole beneficial ownership of 100,000 Conversion Shares and shares beneficial ownership of 250,000 Conversion Shares with the above listed entities, all of which will be offered for sale in the Offering. Seneca disclaims beneficial ownership of these securities, except to the extent of its equity interest therein.

(6) Based on the February 1997 Schedule 13D (i) 21st Foreign holds 48,896 shares of Common Stock (consisting of 15,974 Secondary Shares and 32,922 Private Placement Shares), 114,000 1996 Warrant Shares and 114,000 Conversion Shares; (ii) 21st Partners holds 398,490 shares of Common Stock (consisting of 118,655 Secondary Shares and 279,835
         Private Placement Shares), 847,500 Warrant Shares and 847,500 Conversion Shares and (iii) 21st T-E holds 139,136 shares of Common Stock (consisting of 40,371 Secondary Shares and 98,765 Private Placement Shares), 228,500 Warrant Shares and 228,500 Conversion
         Shares. Beneficial ownership as of February 1, 1997 excludes the Conversion Shares. All of the Secondary Shares, Private Placement Shares, Warrant Shares and Conversion Shares are being offered for resale pursuant to this Prospectus. While the above table aggregates stock ownership for each of 21st Foreign, 21st Partners and 21st T-E,
         (i) 21st Foreign disclaims beneficial ownership of all Shares held by 21st Partners and 21st T-E, (ii) 21st Partners disclaims beneficial ownership of all Shares held by 21st Foreign and 21st T-E and (iii) 21st T-E disclaims beneficial ownership of all Shares held by 21st Foreign and 21st Partners.

(7) Based on the February 1997 13D, Woodland Partners has sole beneficial ownership of 100,000 shares of Common Stock (including 100,000 1996 Warrant Shares). Woodland Partners may also be deemed to share beneficial ownership of 974,503 shares of Common Stock (including 250,000 shares of Common Stock underlying presently exercisable Common Stock Purchase Warrants or 1996 Warrants) with the Woodland Fund, Seneca, Woodland Corp., and the Foundation. In addition, Woodland Partners has sole beneficial ownership of 100,000 Conversion Shares and shares beneficial ownership of 250,000 Conversion Shares with the above listed entities, all of which will be offered for sale in the Offering. Woodland Partners disclaims beneficial ownership of these securities, except to the extent of its equity interest therein.

(8) Based on the February 1997 13D, the Woodland Fund has sole beneficial ownership of 310,844 shares of Common Stock (including 150,000 1996 Warrant Shares and 65,844 Private Placement Shares). The Woodland Fund may also be deemed to share beneficial ownership of 763,659 shares of Common Stock (including 200,000 Common Stock Warrant Shares) with Seneca, Woodland Corp., Woodland Partners, and the Foundation. The Woodland Fund has sole beneficial ownership of 150,000 Conversion Shares and shares beneficial ownership of 200,000 shares of Conversion Shares with the above listed entities, all of which will be offered for sale in the Offering. The Woodland Fund disclaims beneficial ownership of these securities, except to the extent of its equity interest therein.

(9) Consists of January 1994 Warrant Shares. Does not include Shares held by Revwood Merchant Partners. Mr. Oxenhorn is a partner of Revwood Merchant Partners.

(10)     Consists of presenting exercisable Option Shares.

(11)     Consists of 20,000 Option Shares and 21,250 1994 Warrant Shares.

(12) Mr. Weaver has been a Director of the Company since December 1993. Consists of 20,000 Option Shares and 15,000 shares of Common Stock issuable upon exercise of presently exercisable options granted pursuant to the Directors Plan. Excludes 50,000 Option Shares held by The Continuum Group, Inc., an entity in which Mr. Weaver is a Director, which options Mr. Weaver disclaims beneficial ownership.

(13) Consists of 1994 Warrant Shares. With respect to Stanley Blum also includes 8,230 Private Placement Shares all of which are being reoffered for resale pursuant to this Prospectus.

(14) Based on the February 1997 13D, Irwin Lieber has sole beneficial ownership of 42,000 shares of Common Stock (including 37,000 shares of Common Stock underlying presently exercisable Common Stock Purchase Warrants or January 1994 Warrants). By virtue of being a stockholder, officer and director of InfoMedia and a general partner of Applewood, Irwin Lieber may be deemed to share beneficial ownership of 3,343,826 shares of Common Stock (including 2,500,000 shares of Common Stock underlying presently exercisable Common stock Purchase Warrants or 1996 Warrants). In addition, Mr. Lieber shares beneficial ownership of 2,500,000 Conversion Shares with the above listed entities, all of which will be offered for sale in the Offering. Mr. Lieber disclaims beneficial ownership of these securities, except to the extent of his equity ownership therein.

(15) Consists of (i) 27,000 presently issuable Purchase Option Shares underlying Purchase Options; (ii) 27,000 presently issuable Purchase Option Warrant Shares underlying Purchase Option Warrants, which presently issuable Purchase Option Warrants underlie Purchase Options; and (iii) 39,900 presently issuable Secondary Offering Option Shares underlying Secondary Option. The Purchase Options are presently exercisable until October 20, 1997 and the Secondary Option is presently exercisable until May 21, 2001 and the Purchase Option Warrants, upon grant, would be presently exercisable until October 20, 1997. All of such Offering Shares are being offered for resale pursuant to this Prospectus. Excludes Shares held by GKN Securities Corp. Mr. Nussbaum and Messrs. Gladstone are Directors and Officers of GKN Securities Corp. and they each disclaim beneficial ownership of all Shares held by GKN Securities Corp.

(16) Consists of (i) 55,500 presently issuable Purchase Option Shares underlying Purchase Options; (ii) 55,500 presently exercisable Purchase Option Warrant Shares underlying Purchase Option Warrants, which presently issuable Purchase Option Warrants underlie Purchase Options;
         (iii) 75,600 presently issuable Secondary Offering Option Shares underlying Secondary Options and (iv) 50,000 Secondary Shares. All of such Shares are being offered for resale pursuant to this Prospectus.

(17) Consists of (i) 3,000 presently issuable Purchase Option Shares underlying Purchase Options; (ii) 3,000 presently exercisable Purchase Option Warrant Shares underlying Purchase Option Warrants and 4,200 Secondary Offering Option Shares. All of such Shares are being offered for resale pursuant to this Prospectus.

(18) Consists of (i) 750 presently issuable Purchase Option Shares underlying Purchase Options; and (ii) 750 presently exercisable Purchase Option Warrant Shares underlying Purchase Option Warrants and
         (iii) 1,050 Secondary Offering Option Shares. All of such Shares are being offered for resale pursuant to this Prospectus.

(19) Consists of (i) 1,875 presently issuable Purchase Option Shares underlying Purchase Options, (ii) 1,875 Purchase Option Warrant Shares underlying Purchase Option Warrants and (iii) 3,675 Secondary Offering Option Shares. All of such Shares are being offered for resale pursuant to this Prospectus.

(20) Consists of (1) 4,125 presently issuable Purchase Option Shares underlying Purchase Options; (ii) 4,125 presently exercisable Purchase Option Warrant Shares underlying Purchase Option Warrants; and (iii) 5,250 Secondary Offering Option Shares. All of such Shares are being offered for resale pursuant to this Prospectus.

(21) Consists of 525 Secondary Offering Option Shares, all of which are being offered for resale pursuant to this Prospectus.

(22) Consists of a like number of Purchase Option Shares and Purchase Option Warrant Shares. All of such Shares are being offered for resale pursuant to this Prospectus.

(23) Consists of Secondary Shares all of which are being offered for resale pursuant to this Prospectus.

(24) Based on the February 1997 13D, the Foundation has sole beneficial ownership of 123,237 shares of Common Stock (including 20,000 shares of Common Stock underlying presently exercisable Common Stock Purchase Warrants or 1996 Warrants). In addition, the Foundation may be deemed to share beneficial ownership of 951,266 shares of Common Stock (including 350,000 shares of Common Stock underlying presently exercisable Common Stock Purchase Warrants or 1996 Warrants, Conversion Shares and Preferred Shares with Mr. and Ms. Rubenstein, the Woodland Fund, Seneca, Woodland Corp. and Woodland Partners, all of which are being for resale in the Offering. The Foundation disclaims beneficial ownership of these securities, except to the extent of its equity interest therein.

(25)     Consists of Employee Shares.

(26)     Consists of 100,000 Option Shares and 75,000 Secondary Shares.

(27)     Consists of Private Placement Shares.

                             RESALE OF 1996 WARRANTS

         The following table sets forth certain information with respect to holders for whom the Company is registering 1996 Warrants for resale. The Company will not receive any of the proceeds from the sale of 1996 Warrants by the Selling Securityholders.


                                      Number/% of 1996 Warrants                                 Number/% of 1996 Warrants
                                             Beneficially               1996 Warrants to               Beneficially
             Name                      Owned Prior to Offering        be Sold in Offering          Owned After Offering
             ----                      -----------------------        -------------------          --------------------

                                        Number          Percent                                  Number            Percent
                                        ------          -------                                  ------            -------

Harvey B. Adams                         50,000            1.1                     50,000           0                  0

ALSA, Inc.                              25,000             *                      25,000           0                  0

Wissam Amoudi                           25,000             *                      25,000           0                  0



Applewood                            1,250,000(1)         28.4                 1,250,000           0                  0
Associates, L.P.
68 Wheatley Road
Brookville, NY 11545

Jan Arnett                              50,000            1.1                     50,000           0                  0

B&B Trading Corp.                       25,000             *                      25,000           0                  0
Retirement Plan
Pension Plan

Neil Bellet                             25,000             *                      25,000           0                  0

Robert Bender                           25,000             *                      25,000           0                  0

Mordecai Bluth                          25,000             *                      25,000           0                  0
SEP IRA

Martin G. Bourbonnais                   25,000             *                      25,000           0                  0

Craig Effron                            12,500             *                      12,500           0                  0

Steven Etra                             50,000            1.1                     50,000           0                  0

David H. Fink                           12,500             *                      12,500           0                  0

Lloyd Goldman                           25,000             *                      25,000           0                  0

Ernest Gottdiener                       25,000             *                      25,000           0                  0

Donald J. Groetch                       12,500             *                      12,500           0                  0
IRA Account

Frank Joy and                           50,000            1.1                     50,000           0                  0
Charlotte Joy
JTWROS

Daniel A. Kaplan                        12,500             *                      12,500           0                  0

Richard C. Kaufman &                    12,500             *                      12,500           0                  0
Elaine J. Lenart
JTWROS

Norman Kurtz                            25,000             *                      25,000           0                  0

R. Bruce LeBlanc                        25,000             *                      25,000           0                  0

Paul D. Levitt &                        12,500             *                      12,500           0                  0
Leslie S. Levitt
Revocable Trust

Herbert Melslich                        12,500             *                      12,500           0                  0

                                      Number/% of 1996 Warrants                                 Number/% of 1996 Warrants
                                             Beneficially               1996 Warrants to               Beneficially
             Name                      Owned Prior to Offering        be Sold in Offering          Owned After Offering
             ----                      -----------------------        -------------------          --------------------

                                        Number          Percent                                  Number            Percent
                                        ------          -------                                  ------            -------

William J. Rouhana, Jr.                 25,000             *                      25,000           0                  0

Walter Scheuer                         150,000            3.4                    150,000           0                  0
1993 Charitable Trust

Seneca Ventures                        100,000(1)         2.3                    100,000           0                  0
68 Wheatley Road
Brookville, NY 11545

Mark Shnitkin                           25,000             *                      25,000           0                  0

Carl E. Siegel                          12,500             *                      12,500           0                  0

TelCom Partners, L.P.                   25,000             *                      25,000           0                  0

Frank K. Turner                         12,500             *                      12,500           0                  0

21st Century Communications            114,000(1)         2.6                    114,000           0                  0
-Foreign Partners, L.P.
c/o Fiduciary Trust (Cayman
Limited)
p.o. Box 1062, One Capital Place
Georgetown, Grand Cayman,
British West Indies

21st Century                           847,500(1)         19.3                   847,500           0                  0
Communications
Partners, L.P.
767 Fifth Avenue-45th Fl.
New York, NY 10153

21st Century                           288,500(1)         6.6                    288,500           0                  0
Communications T-E
Partners, L.P.
767 Fifth Avenue
New York, NY 10153

Richard Warren                          12,500             *                      12,500           0                  0

Charles Warshaw                         25,000             *                      25,000           0                  0

Aaron Wolfson                           37,500             *                      37,500           0                  0

Abraham Wolfson                         25,000             *                      25,000           0                  0

Wolfson Equities                       412,500            9.3                    412,500           0                  0
35 Carey Street
Lakewood, New Jersey 08701

Morris Wolfson Family                   25,000             *                      25,000           0                  0
Partnership

Woodland Partners                      100,000(1)         2.2                    100,000           0                  0
68 Wheatley Road
Brookville, NY 11545

Woodland Venture Fund                  150,000(1)         3.4                    150,000           0                  0
68 Wheatley Road
Brookville, NY 11545


(1) See footnotes 3,5 and 6 under "Common Stock Shareholders" for more information relating to this entity.

                    RESALE OF COMMON STOCK PURCHASE WARRANTS

         The following table sets forth certain information with respect to holders for whom the Company is registering Common Stock Purchase Warrants for resale to the public. The Company will not receive any of the proceeds from the sale of Common Stock Purchase Warrants by the Selling Securityholders.


                                                                          Common Stock
                                       Number/% of Common Stock        Purchase Warrants         Number/% of Common Stock
                                    Purchase Warrants Beneficially           to be            Purchase Warrants Beneficially
             Name                      Owned Prior to Offering          Sold in Offering           Owned After Offering
             ----                      -----------------------          ----------------           --------------------

                                        Number          Percent                                  Number            Percent
                                        ------          -------                                  ------            -------

David Thalheim                          50,000             *                      50,000           0                  0

James Jannello                           5,000             *                       5,000           0                  0

The Marilyn and Barry                   20,000             *                      20,000           0                  0
Rubenstein Family Foundation

                            DESCRIPTION OF SECURITIES

         The Company is currently authorized to issue 30,000,000 shares of the Company's Common Stock, par value $.01 per share, and 2,000,000 shares of preferred stock, par value $.01 per share. The Company has submitted for stockholder approval a proposal which would increase the authorized Common Stock of the Company from 30,000,000 shares of Common Stock to 50,000,000 shares of Common Stock. As of the date of this Prospectus, 7,679,441 shares of the Company's Common Stock are currently issued and outstanding and 6,720 shares of Convertible Preferred Stock are issued and outstanding, and after the completion of this Offering, assuming the exercise or conversion, as the case may be, of all of the Options, January 1994 Warrants, Common Stock Purchase Warrants, Purchase Options, Purchase Option Warrants, Convertible Preferred Stock, 1996 Warrants and Secondary Options, there will be 22,832,909 shares of the Company's Common Stock issued and outstanding and no shares of Convertible Preferred Stock issued and outstanding.

COMMON STOCK

         The holders of Common Stock are entitled to one vote for each share held of record on all matters to be voted on by shareholders. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted can elect all of the directors then being elected at a meeting at which a quorum is present. The holders of Common Stock are entitled to receive dividends when, as and if declared by the Board of Directors out of funds legally available therefor. In the event of liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision has been made for the Convertible Preferred Stock and any other class of stock, if any, having preference over the Common Stock. Holders of shares of Common Stock, as such, have no redemption, preemptive or other subscription rights, and there are no conversion provisions applicable to the Common Stock.


CONVERTIBLE PREFERRED STOCK

         STATED VALUE. Each share of Preferred Stock will have a stated value (the "Stated Value") equal to $1,250.

         LIQUIDATION PREFERENCES. Upon a liquidation of the Company (including a sale by the Company of all or substantially all of its assets or a merger or consolidation of the Company with another Company where the Company is not the surviving entity), the assets of the Company available for distribution to the stockholders of the Company, whether from capital, surplus or earnings, shall be distributed in the following order of priority: (i) the holders of the Convertible Preferred Stock shall be entitled to receive, prior and in preference to any distribution to the holders of any Junior Securities (as defined below) of the Company, an amount equal to the product of the Stated Value multiplied by 1.1 for each share of Convertible Preferred Stock then outstanding and (ii) the remaining assets of the Company available for distribution, if any, to the stockholders of the Company shall be distributed pro rata to the holders of issued and outstanding shares of Common Stock.

         RANKING. The Convertible Preferred Stock will rank senior to all classes and series of capital stock of the Company now existing or hereinafter authorized, issued or outstanding, including, without limitation, the Common Stock, and any other classes and series of capital stock of the Company now or hereinafter authorized, issued or outstanding (collectively, "Junior Securities"). The Company will not issue any class or series of any class of capital stock which ranks pari passu with the Convertible Preferred Stock with respect to rights on liquidation, dissolution or winding up of the Company.

         DIVIDENDS. The holders of the Convertible Preferred Stock shall not be entitled to receive any dividends, cash or otherwise, in connection with the Preferred Stock. No dividends shall be payable upon any Junior Securities unless equivalent dividends, on an as-converted basis, are declared and paid concurrently on the Convertible Preferred Stock. No dividends shall be payable on any other classes of preferred stock during such time as the Convertible Preferred Stock is outstanding.

         CONVERSION. The holders of the Convertible Preferred Stock shall have the right, at the holder's option, at any time after April 30, 1998, or from time to time thereafter, to convert each share of Convertible Preferred Stock into such whole number of shares of Common Stock equal to the aggregate Stated Value of the Convertible Preferred Stock to be converted divided by the lesser of (i) $2.00 or (ii) 50% of the average closing sale price for the Common Stock for the last ten trading days in the fiscal quarter of the Company prior to such conversion (the "Conversion Rate"). The Conversion Rate of the Convertible Preferred Stock (when calculated on the basis of dividing the Stated Value by $2.00 only) will be subject to adjustment to protect against dilution in the event of stock dividends, stock splits, combinations, subdivision and reclassifications.

         REDEMPTION. (a) At any time and from time to time, the Company shall have the option (unless otherwise prevented by law) to redeem all, or any portion of on a pro-rata basis, the Convertible Preferred Stock, upon 30 days prior written notice, at a redemption price equal to 1.1 multiplied by the Stated Value for each such share of the Convertible Preferred Stock; and (b) the Company must redeem the Convertible Preferred Stock at 1.1 multiplied by the Stated Value, in the event the Company receives proceeds from (i) the exercise of any of the Company's outstanding Common Stock Purchase Warrants, or (ii) any other equity financing, provided, however, that only 50% of the proceeds from such other financing will be used to redeem the Convertible Preferred Stock. If the proceeds raised from the exercise of the Common Stock Purchase Warrants or such other equity financing are not sufficient to redeem all of the Convertible Preferred Stock, the Convertible Preferred Stock shall be redeemed with such proceeds on a pro-rata basis.

         VOTING. The holders of the Convertible Preferred Stock shall be entitled to vote on all matters submitted to the stockholders. Each share of Convertible Preferred Stock shall have that number of votes equal to the number of shares of Common Stock into which it is then convertible as of the record date of the proposed stockholder action. The holders of the Convertible Preferred Stock shall also vote as a separate class on all matters which the General Corporate Law of the State of Delaware specifically requires the holders of such Convertible Preferred Stock to vote as a separate class.

OTHER PREFERRED STOCK

         The Company's authorized shares of preferred stock may be issued in one or more series, and the Board of Directors is authorized, without further action by the stockholders, to designate the rights, preferences, limitations and restrictions of and upon shares of each series, including dividend, voting, redemption and conversion rights. The Board of Directors also may designate par value, preferences in liquidation and the number of shares constituting any series. The Company believes that the availability of preferred stock issuable in series will provide increased flexibility for structuring possible future financings and acquisitions, if any, and in meeting other corporate needs. It is not possible to state the actual effect of the authorization and issuance of any series of preferred stock upon the rights of holders of Common Stock until the Board of Directors determines the specific terms, rights and preferences of a series of preferred stock. However, such effects might include, among other things, restricting dividends on the Common Stock, diluting the voting power of the Common Stock, or impairing liquidation rights of such shares without further action by holders of the Common Stock. In addition, under various circumstances, the issuance of preferred stock may have the effect of facilitating, as well as impeding or discouraging, a merger, tender offer, proxy contest, the assumption of control by a holder of a large block of the Company's securities or the removal of incumbent management. Issuance of preferred stock could also adversely effect the market price of the Common Stock. The Company has no present plan to issue any shares of preferred stock.

1996 WARRANTS

         Each 1996 Warrant will entitle the registered holder to purchase one share of the Common Stock at an exercise price equal to $4.00 per share during the five year period commencing December 12, 1996. Notwithstanding any other provision set forth in the 1996 Warrant, at any time and from time to time during the period that the Warrant is exercisable, the Company in its sole discretion upon appropriate notice to the registered holder may reduce the exercise price of the 1996 Warrant or extend the period during which the 1996 Warrant is exercisable. No fractional shares of Common Stock will be issued in connection with the exercise of the 1996 Warrants. Upon exercise, the Company will pay the holder the value of any such fractional shares in cash, based upon the market value of the Common Stock at such time. The 1996 Warrants may be called for redemption by the Company at any time when the Registration Statement (as defined herein) is current and effective at a redemption price of $.01 per 1996 Warrant upon not less than 30 days' prior written notice if the last sale price of the Common Stock has been at least $10.00 per share (subject to adjustment in certain circumstances) on each of the five consecutive trading days ending on the third day prior to the date on which notice is given. Unless extended by the Company at its discretion, the 1996 Warrants will expire at 5:00 p.m, Eastern Standard time, on the fifth anniversary date of the Closing. In the event a holder of the 1996 Warrants fails to exercise his 1996 Warrants prior to their expiration, such 1996 Warrants will expire and the holder thereof will have no further rights with respect to the 1996 Warrants. A holder of the Warrants will not have any rights, privileges or liabilities as a stockholder of the Company prior to exercise of the 1996 Warrants. The Company is required to keep reserved a sufficient number of authorized shares of Common Stock to permit the exercise of the 1996 Warrants. The exercise price of the 1996 Warrants will be subject to adjustment to protect against dilution in the event of stock splits, stock dividends, and other combinations or recapitalizations or distributions to the holders of Common Stock of debt or equity of the Company.

PURCHASE OPTIONS AND PURCHASE OPTION WARRANTS

         The Purchase Options entitle the holders thereof to purchase a unit, which unit consists of (i) one share of Common Stock; and (ii) one Purchase Option Warrant at an exercise price of $6.60 per Purchase Option. The Purchase Option Warrants underlying the Purchase Options are not redeemable by the Company. The Purchase Options contain anti-dilution provisions providing for adjustment of the exercise price upon the occurrence of certain events, including the issuance of shares of Common Stock at a price per share less than the exercise price or the market price of the Common Stock, or in the event of any recapitalization, reclassification, stock dividend, stock split, stock combination or similar transaction. The Purchase Options grant to the holders thereof certain piggyback and demand rights for periods of seven and five years, respectively, from October 20, 1994 with respect to the registration under the Securities Act of the securities directly and indirectly issuable upon exercise of the Purchase Options.

         During the two-year period commencing October 20, 1995, each Purchase Option Warrant entitles the holder thereof to purchase one share of the Company's Common Stock at an exercise price of $5.20 per share. The Purchase Option Warrants are not redeemable by the Company. In the event a holder of the Purchase Option Warrants fails to exercise the Purchase Option Warrants prior to their expiration, the Purchase Option Warrants will expire and the holder thereof will have no further rights with respect to the Purchase Option Warrants.

SECONDARY OPTIONS

         The Secondary Options entitle the holders thereof to purchase, at an exercise price of $3.71 per share, an aggregate of 210,000 shares of Common Stock through 5/21/2001. The rights granted by the Secondary Options, including the exercise price and the number of shares to be received upon exercise may, upon the occurrence of certain specified events, be adjusted. The Secondary Options grant to the holders thereof certain registration rights with respect to the registration under the Securities Act of the Common Stock directly and indirectly issuable upon exercise of the Secondary Options.

COMMON STOCK PURCHASE WARRANTS

         In connection with the Company's initial public offering and pursuant to a Warrant Agreement between the Company and Continental Stock Transfer & Trust Company as warrant agent, the Company issued 3,100,000 Common Stock Purchase Warrants, including 800,000 Common Stock Purchase Warrants which were issued in exchange for 800,000 bridge warrants.

         At the consummation of the Secondary Offering in May 1996, the Company issued 2,021,468 Common Stock Warrants in exchange for warrants or promissory notes issued in connection with a January 1996 bridge financing. The terms of such Common Stock Purchase Warrants are provided below.

         Until October 20, 1997, each Common Stock Purchase Warrant will entitle the registered holder to purchase one share of Common Stock at an exercise price of $4.00 per share. The Common Stock Purchase Warrants are not redeemable by the Company. No fractional shares of Common Stock will be issued in connection with the exercise of the Common Stock Purchase Warrants. Upon exercise, the Company will pay the holder the value of any such fractional shares in cash, based upon the market value of the Common Stock at such time.

         Unless extended by the Company at its discretion, the Common Stock Purchase Warrants will expire at 5:00 p.m., New York time, on October 20, 1997. In the event a holder of Common Stock Purchase Warrants fails to exercise the Common Stock Purchase Warrants prior to their expiration, the Common Stock Purchase Warrants will expire and the holder thereof will have no further rights with respect to the Common Stock Purchase Warrants.

         A holder of Common Stock Purchase Warrants does not have any rights, privileges or liabilities as a stockholder of the Company prior to exercise of the Common Stock Purchase Warrants. The Company is required to keep available a sufficient number of authorized shares of Common Stock to permit exercise of the Common Stock Purchase Warrants.

         The exercise price of the Common Stock Purchase Warrants and the number of shares issuable upon exercise of the Common Stock Purchase Warrants is subject to adjustment to protect against dilution in the event of stock dividends, stock splits, combinations, subdivisions and reclassifications. No assurance can be given that the market price of the Common Stock will exceed the exercise price of the Common Stock Purchase Warrants at any time during the exercise period.

JANUARY 1994 WARRANTS

         In January 1994, in connection with the 1994 Private Placement, the Company issued January 1994 Warrants to purchase an aggregate of 340,000 shares of Common Stock at an exercise price of $2.35 per share, all of which are exercisable at any time prior to January 1999.

         To date, the Company has not paid any dividends on its Common Stock. The payments of dividends, if any, in the future is within the discretion of the Board of Directors and will depend upon the Company's earnings, its capital requirements and financial condition, and other relevant factors. The Company does not intend to declare any dividends in the foreseeable future, but instead intends to retain all earnings, if any, for use in the Company's business.

                              PLAN OF DISTRIBUTION

         This offering is self-underwritten; the Company has not employed an underwriter for the resale of the Selling Shareholder Shares, the Purchase Option Warrants or the 1996 Warrants by the Selling Shareholders or the issuance of the Common Stock Warrant Shares, as the case may be, and will bear all expenses of this Offering.

SECONDARY SHARES, EMPLOYEE SHARES AND PRIVATE PLACEMENT SHARES

         The Secondary Shares, the Private Placement Shares and Employees Shares may be reoffered and resold for the account of the Selling Shareholders from time to time on NASDAQ or the Boston Stock Exchange, or in negotiated transactions, at fixed prices which may be changed or at negotiated prices. The Selling Shareholders may effect such transactions by selling shares to or through broker-dealers, and all such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the Selling Shareholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

         Any broker-dealer acquiring shares from the Selling Shareholders may sell the shares either directly, in its normal market-making activities, through or to other brokers on a principal or agency basis or to its customers. Any such sales may be at prices then prevailing in the over-the-counter market or at prices related to such prevailing market prices or at negotiated prices to its customers or a combination of such methods. The Selling Shareholders and any broker-dealers that act in connection with the sale of the Common Stock hereunder might be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act; any commissions received by them and any profit on the resale of shares as principal might be deemed to be underwriting discounts and commissions under the Securities Act. Any such commissions, as well as other expenses incurred by the Selling Shareholders and applicable transfer taxes, are payable by the Selling Shareholders.

1996 WARRANTS AND COMMON STOCK PURCHASE WARRANTS

         The 1996 Warrants are not currently publicly-traded and accordingly may only be resold in private transactions. The Common Stock Purchase Warrants may be resold in the same manner as described under "Plan of Distribution - Secondary Shares, Employee Shares and Private Placement Shares."


EXERCISE OF OPTIONS, JANUARY 1994 WARRANTS, PURCHASE OPTIONS, PURCHASE OPTION WARRANTS, 1996 WARRANTS AND SECONDARY OPTIONS AND RESALE OF THE SELLING STOCKHOLDER SHARES BY THE HOLDERS THEREOF

         The Options, January 1994 Warrants, Purchase Options, Purchase Option Warrants, 1996 Warrants and Secondary Options may be exercised, when exercisable, at the discretion of the holder thereof, by the delivery to the Company at its principal executive offices at 110 West 40th Street, Suite 2100, New York, New York 10018. Options, January 1994 Warrants, Common Stock Purchase Warrants, Purchase Options, Purchase Option Warrants, 1996 Warrants and Secondary Options, accompanied by an election of exercise and payment of the exercise price for each share of Common Stock purchased in accordance with the terms of such Options, January 1994 Warrants, Purchase Options, Purchase Option Warrants, 1996 Warrants and Secondary Options, as the case may be. Payment must be made in the form of cash or check payable to the order of the Company.

         The resale of the Selling Stockholder Shares underlying such warrants or options may be made in the same manner as described under "Plan of Distribution -- Secondary Shares, Employee Shares and Private Placement Shares."

EXERCISE OF COMMON STOCK PURCHASE WARRANTS

         The Common Stock Purchase Warrants may be exercised, at the discretion of the holder thereof, by delivery of the Common Stock Purchase Warrants, accompanied by an election of exercise and payment of the exercise price in accordance with the terms of the Common Stock Purchase Warrants to the Company's Warrant Agent, Continental Stock Transfer & Trust Company, 2 Broadway, New York, New York 10004. Payment must be made in the manner directed by the Warrant Agent.

CONVERSION OF CONVERTIBLE PREFERRED STOCK.

         The Convertible Preferred Stock may be exercised, when convertible, at the discretion of the holder thereof, by the surrender to the Company at its principal executive offices at 110 West 40th Street, Suite 2100, New York, New York 10018 the Convertible Preferred Stock share certificate or certificates, duly endorsed, and shall give written notice to the Company at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Convertible Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date.

                                  LEGAL MATTERS

         The legality of the shares of Common Stock reoffered hereby has been passed upon for the Company and the Selling Shareholders by Olshan Grundman Frome & Rosenzweig LLP, New York, New York.

                                     EXPERTS

         The  consolidated   financial  statements  of  Enteractive,   Inc.  and
subsidiaries as of May 31, 1996, and for each of the years in the two year period ended May 31, 1996; have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                   INDEMNIFICATION OF OFFICERS AND DIRECTORS

         As permitted by the Delaware General Corporation Law ("DGCL"), the Company's Certificate of Incorporation, as amended, limits the personal liability of a director or officer to the Company for monetary damages for breach of fiduciary duty of care as a director. Liability is not eliminated for
(i) any breach of the director's duty of loyalty to the Company or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) unlawful payment of dividends or stock purchases or redemptions pursuant to Section 174 of the DGCL, or (iv) any transaction from which the director derived an improper personal benefit.

         The Company has also entered into indemnification agreements with each of its directors and executive officers. The indemnification agreements provide that the directors and executive officers will be indemnified to the fullest extent permitted by applicable law against all expenses (including attorneys' fees), judgments, fines and amounts reasonably paid or incurred by them for settlement in any threatened, pending or completed action, suit or proceeding, including any derivative action, on account of their services as a director or officer of the Company or of any subsidiary of the Company or of any other company or enterprise in which they are serving at the request of the Company. No indemnification will be provided under the indemnification agreements, however, to any director or executive officer in certain limited circumstances, including on account of knowingly fraudulent, deliberately dishonest or willful misconduct. To the extent the provisions of the indemnification agreements exceed the indemnification permitted by applicable law, such provisions may be unenforceable or may be limited to the extent they are found by a court of competent jurisdiction to be contrary to public policy.

================================================================================

No dealer, salesman or any other person is authorized to give any information or to make any representations in connection with this offering not contained in this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or solicitation of any offer to buy any security other than the Securities offered by this Prospectus or an offer by any person in any jurisdiction where such an offer or solicitation is not authorized or is unlawful. The delivery of this Prospectus shall not, under any circumstances, create any implication that information herein is correct as of any time subsequent to its date.




                                TABLE OF CONTENTS

                                                                         Page


Incorporation of Certain Documents
  By Reference.........................................                     3
Prospectus Summary.....................................                     4
Risk Factors...........................................                     7
Use of Proceeds........................................                    14
Dilution...............................................                    15
Selling Shareholders...................................                    17
Resale of 1996 Warrants................................                    24
Resale of Common Stock Purchase Warrants                                   26
Description of Securities..............................                    27
Plan of Distribution...................................                    30
Legal Matters..........................................                    31
Experts................................................                    32
Indemnification of Officers and Directors..............                    32

                    ------------

 ...................................................

================================================================================

================================================================================

                        17,642,373 Shares of Common Stock
                               4,475,000 Warrants



                                ENTERACTIVE, INC.


                                   ----------
                                   PROSPECTUS
                                   ----------


                                 April __, 1997

================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.          Other Expenses of Issuance and Distribution.
--------          --------------------------------------------

         The following table sets forth the estimated costs and expenses to be borne by the Company in connection with the offering described in the Registration Statement, other than underwriting commissions and discounts.


Registration Fee.........................................     $9,931.56
Legal Fees and Expenses..................................     15,000.00
Accounting Fees and Expenses.............................     10,000.00
Blue Sky Fees and Expenses...............................      1,000.00
Miscellaneous Expenses...................................     14,068.44
                                                              ---------
         Total...........................................    $50,000.00
                                                             ==========



ITEM 15.          Indemnification of Directors and Officers.
--------          ------------------------------------------

         Except as hereinafter set forth, there is no statute, charter provision, by-law, contract or other arrangement under which any controlling person, director or officer of Enteractive, Inc. ("Company") is insured or indemnified in any manner against liability which he may incur in his capacity as such.

         The Certificate of Incorporation, as amended ("Certificate of Incorporation"), of the Company provides that the Company shall indemnify to the fullest extent permitted by Delaware law any person whom it may indemnify thereunder, including directors, officers, employees and agents of the Company. The pertinent section of Delaware law is set forth below in full. Such indemnification (other than as ordered by a court) shall be made by the Company only upon a determination that indemnification is proper in the circumstances because the individual met the applicable standard of conduct. Advances for such indemnification may be made pending such determination. Such determination shall be made by a majority vote of a quorum consisting of disinterested directors, or by independent legal counsel or by the stockholders. In addition, the
Certificate of Incorporation provides for the elimination, to the extent permitted by Delaware law, of personal liability of directors to the Company and its stockholders for monetary damages for breach of fiduciary duty as directors.

         The Company obtained a directors and officers insurance and company reimbursement policy in the amount of $1,000,000. The policy insures directors and officers against unindemnified loss arising from certain wrongful acts in their capacities and would reimburse the Company for such loss for which the Company has lawfully indemnified the directors and officers.

         See the second and third paragraphs of Item 28 below for information regarding the position of the Securities and Exchange Commission with respect to the effect of any indemnification for liabilities arising under the Securities Act of 1933, as amended ("Securities Act").

         Section 145 of the General Corporation Law provides as follows:

                  (a) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

                  (b) A  corporation  may  indemnify  any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

                  (c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections
         (a) and (b) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

                  (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

                  (e) Expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

                  (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

                  (g) A  corporation  shall have power to purchase  and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

                  (h)  For  purposes  of  this   section,   references  to  "the
         corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

                  (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to any employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

                  (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         The Company has also agreed to indemnify each director and executive officer pursuant to an Indemnification Agreement with each such director and executive officer from and against any and all expenses, losses, claims, damages and liability incurred by such director or executive officer for or as a result of action taken or not taken while such director or executive officer was acting in his capacity as a director, officer, employee or agent of the Company.

Item 16.  Exhibits
--------  --------

Exhibit No.
-----------

     **1.1 Form of Underwriting Agreement by and among the Company and GKN Securities Corp. (the "Underwriter").

    ***1.2 Form of Underwriting Agreement by and among the Company and the Underwriter.

     **4.1       Form of Common Stock Certificate.

     **4.2 Form of warrant, as amended, issued in connection with January 1994 Private Placement.

     **4.6       Form of Common Stock Purchase Warrant Certificate.

     **4.7 Form of Unit Purchase Option granted to the Underwriter or its designees.

     **4.8 Warrant Agreement between Continental Stock Transfer and Trust Company and the Company.

    ***4.9 Form of Common Stock Purchase Option granted to the Underwriter or its designees.

      *4.10      Form of  Warrant  issued in  connection  with the 1996  Private
                 Placement

      *4.11      Certificate  of Designation  for Class A Convertible  Preferred
                 Stock.

   ****5         Opinion of Olshan Grundman Frome & Rosenzweig LLP.

  ****23.1       Consent of KPMG Peat Marwick LLP.

  ****23.2       Consent of Olshan Grundman Frome & Rosenzweig LLP,  included in
                 Exhibit 5.


--------------
*        Previously filed
**       Incorporated   herein  by  reference  to  the  Company's   Registration
         Statement on Form SB-2 [(Registration No. 33-83694)]
*** Incorporated herein by reference to the Company' Registration Statement on Form SB-2 [(Registration No. 333-2244)
****     Filed herewith

Item 17.  Undertakings.
--------  -------------

         (a) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of an action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         (b)  The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (4) That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this Registration Statement as of the time it was declared effective.

         (c) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on the 7th day of April, 1997.

                                   ENTERACTIVE, INC.



                                   By:  /s/ Kenneth Gruber
                                        -------------------------------
                                        Name:  Kenneth Gruber
                                        Title: Chief Financial Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Andrew Gyenes and Kenneth Gruber, and each one of them individually, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


                Name                                         Title                                          Date
                ----                                         -----                                          ----

  /s/ Andrew Gyenes                        Chairman of the Board and Chief Executive                   April 7, 1997
------------------------------------           Officer (Principal Executive Officer)
Andrew Gyenes

  /s/ Michael Alford                       Vice President for Development and Director                 April 7, 1997
------------------------------------
Michael Alford

  /s/ Peter Gyenes                         Director                                                    April 7, 1997
------------------------------------
Peter Gyenes

  /s/ Harrison Weaver                      Director                                                    April 7, 1997
------------------------------------
Harrison Weaver

  /s/ Rino Bergonzi                        Director                                                    April 7, 1997
------------------------------------
Rino Bergonzi

 /s/ Kenneth Gruber                        Vice President, Chief Financial Officer                     April 7, 1997
------------------------------------       (Principal Financial Officer and Principal
Kenneth Gruber                             Accounting Officer) and Secretary




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